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                           FOUNDATION HEALTH SYSTEMS
               Pro Forma Unaudited Consolidated Balance Sheet
                                 March 31, 1997
                                 (In thousands)


                         ASSETS

Cash and cash equivalents                                $   425,491
Investments                                                1,357,505
Premiums receivable, net                                     253,843
Amounts receivable under government contracts                239,334
Property and equipment, net                                  351,520
Reinsurance receivable                                       174,335
Goodwill and other intangible assets, net                    716,350
Other assets                                                 598,390
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                                                         $ 4,116,768
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LIABILITIES AND STOCKHOLDERS' EQUITY

Reserves for claims, losses and loss adjustment expense  $ 1,369,793
Notes payable and capital leases                             967,102
Accounts payable under government contracts                   38,965
Accounts payable and other liabilities                       509,017
                                                         -----------
                                                           2,884,877
                                                         -----------
Common stock and additional paid-in-capital                  727,209
Retained Earnings                                            616,097
Unrealized holding gains and losses, net of taxes            (12,537)
Common stock held in treasury, at cost                       (98,878)
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Total Stockholders' Equity                                 1,231,891
                                                         -----------
Total Liabilities and Stockholders' Equity               $ 4,116,768
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